UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2021

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, IL	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 8, 2021, SunCoke Energy, Inc. (the “Company”) issued press releases announcing the plan to offer and the pricing, respectively, by the Company of $500 million in aggregate principal amount of 4.875% senior secured notes due 2029 (the “New Secured Notes”). Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

On June 8, 2021, SunCoke Energy Partners Finance Corp., a wholly-owned subsidiary of the Company (“Finance Corp.”), issued a conditional notice of redemption with respect to all of its $587.3 million aggregate principal amount of 7.50% senior notes due 2025 (the “Unsecured Notes”) in accordance with the indenture governing the Unsecured Notes (the “Redemption”). The Redemption is subject to the condition precedent that the Company consummates an offering of at least $500 million principal amount of new debt (the “Condition”). The Condition will be fulfilled upon the closing of the offering of the New Secured Notes. Accordingly, Finance Corp. expects to redeem the Unsecured Notes on July 8, 2021 (the “Redemption Date”) at a redemption price equal to 103.75% of the principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy, Inc. press release, dated June 8, 2021

99.2	SunCoke Energy, Inc. press release, dated June 8, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

Date: June 8, 2021	By:	/s/ John J. DiRocco Jr.
John DiRocco Jr.
Vice President, Assistant General Counsel and Corporate Secretary